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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 4, 2001
                        (Date of earliest event reported)



                             OPEN PLAN SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Virginia                      0-20743                   54-1515256
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

        4299 Carolina Avenue, Building C
               Richmond, Virginia                         23222
    (Address of Principal Executive Offices)            (Zip Code)


               Registrant's telephone number, including area code:
                                 (804) 228-5600




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

Item 2.      Acquisition or Disposition of Assets

Closing of Remanufacturing Facility and Sales Offices

         On June 20, 2001, the Board of Directors approved and the Company began the implementation of a restructuring plan that closed its remanufacturing facility in Lansing, Michigan and consolidated remanufacturing operations in Richmond, Virginia; closed five under performing sales offices located in Cincinnati, Indianapolis, Nashville, Lansing and Boston; reduced the size of sales offices in Philadelphia, Atlanta and Washington, D.C.; and restructured back office operations at the Company's headquarters in Richmond, Virginia. In connection with the closing of its remanufacturing operations in Lansing, Michigan, the restructuring plan contemplated (i) the disposal of the leased Michigan remanufacturing facility and related assets and (ii) the sale of the new facility under construction in Michigan and the retirement of the Industrial Revenue Bond debt issued to finance the construction of the new facility.

         In the second quarter, the Company recorded a restructuring charge of approximately $4.7 million in connection with the restructuring plan, which included an estimate for the disposal of the existing leased manufacturing facility in Michigan and related assets, as well as the new facility under construction. In implementing the restructuring plan, the Company terminated approximately 65 personnel, primarily sales personnel in offices being closed or personnel associated with the manufacturing facility in Michigan.

Disposition of Lansing Facility Assets

         On July 5, 2001, the Company sold certain office, telephone and computer equipment and resources, removable leasehold improvements, warehouse equipment and related inventory located at the Company's leased remanufacturing facility in Lansing, Michigan to Smart Office Systems, Inc., a Michigan corporation ("SOS"). The aggregate purchase price for the assets sold was $275,000. In addition, the Company assigned to SOS its lease obligations with respect to the leased Lansing remanufacturing facility.

         The purchase price and other terms of the transaction were arrived at through private arms-length negotiations. Two of the principals of SOS, Paul A. Covert and Todd A. Thomann, are former executive officers of the Company. Neither the Company nor any of its affiliates, directors, officers or the associates of such directors or officers have any material relationship with the purchaser.

Sale of New Lansing Facility Under Construction

         As part of the restructuring plan, the Company sold its unfinished Lansing, Michigan remanufacturing facility to Ena Drive, L.L.C., a Michigan limited liability company, on October 4, 2001. The aggregate purchase price for the unfinished facility was $2,150,000, of which $1,024,000 was paid to L. D. Clark Building Co. for work completed in connection with the construction of the facility and other amounts owed under the construction contract, $709,000 was retained by the purchaser to pay future construction costs incurred by L. D. Clark Building Co. in connection with the completion of the facility, $22,000.00 was used to pay certain expenses related to the sale, and $395,000.00 was paid directly to the Company. Upon consummation of the sale, the contractor's suit against the Company for amounts owed under the construction contract was dismissed.

         The sale of the Lansing facility also resulted in the redemption of all of the outstanding Michigan Strategic Fund Variable Rate Demand Limited Obligation Revenue Bonds issued to finance the construction of the new facility. At the time of redemption, there were $2.4 million of such bonds outstanding.

         The purchase price and other terms of the transaction were arrived at through private arms-length negotiations. Neither the Company nor any of its affiliates, directors, officers or the associates of such directors or officers have any material relationship with the purchaser.

Item 5.      Other Events.

         The press release issued by the Company on October 5, 2001 regarding the sale of the Company's unfinished remanufacturing facility in Michigan and attached hereto as an exhibit is incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (b) Pro Forma Financial Information

         The following presents the Company's unaudited pro forma financial information for the fiscal year ended December 31, 2000 and as of and for the six months ended June 30, 2001. The pro forma statements of operations for the year ended December 31, 2000 and for the six months ended June 30, 2001 represent the effect of the Company's restructuring plan as if it had been implemented as of January 1, 2000. The unaudited pro forma balance sheet as of June 30, 2001 has been prepared as if the restructuring plan was completed as of that date. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

         The unaudited pro forma financial information is for informational purposes only and does not purport to present what the Company's results would have been had these transactions actually occurred on the dates presented or to project the Company's results of operations or financial position for any future period. The information set forth below should be read together with the Company's consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the year ended December 31, 2000 and Form 10-Q for the quarter ended June 30, 2001 as filed with the SEC.

                             Open Plan Systems, Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                               As of June 30, 2001

                                 (in thousands)

                                                                        Pro Forma
                                                     Historical (a)    Adjustments               Pro Forma
ASSETS
Current assets:
   Cash and cash equivalents                         $      280         $       33   (b)        $      313
   Cash and cash equivalents restricted under
      bond indenture agreement                            2,098             (2,098)  (c)                 -
   Accounts receivable, net                               5,626                                      5,626
   Inventories                                            3,609               (275)  (d)             3,334
   Assets held for sale                                     571               (571)  (d)                 -
   Prepaids and other                                       484                                        484
   Refundable income taxes                                   57                                         57
                                                     -----------------------------------------------------
Total current assets                                     12,725             (2,911)                  9,814

Property and equipment, net                               1,431                                      1,431

Other                                                       101                                        101
                                                     -----------------------------------------------------
Total assets                                         $   14,257         $   (2,911)             $   11,346
                                                     =====================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                 $    2,495         $   (2,400)  (c)        $       95
   Revolving line of credit                               4,007                                      4,007
   Trade accounts payable                                 3,343                                      3,343
   Restructuring liabilities                                420               (420)  (e)                 -
   Accrued compensation                                     467                                        467
   Other accrued liabilities                                858                                        858
   Customer deposits                                        964                                        964
                                                     -----------------------------------------------------
Total current liabilities                                12,554             (2,820)                  9,734

Long-term debt                                              181                                        181
Other long-term liabilities                                  20                                         20
                                                     -----------------------------------------------------
Total liabilities                                        12,755             (2,820)                  9,935

Shareholders' equity:
    Common stock, no par value:                          18,537                                     18,537
        Authorized shares - 50,000
        Issued and outstanding shares-
        4,337 at 6/30/01
Additional capital                                          137                                        137
Accumulated deficit                                     (17,154)               (91)  (f)           (17,245)
Accumulated other comprehensive income                       22                                         22
Notes receivable from employees-sale of stock               (40)                                       (40)
                                                     -----------------------------------------------------
Total shareholders' equity                                1,502                (91)                  1,411
                                                     -----------------------------------------------------
Total liabilities & shareholders' equity             $   14,257         $   (2,911)             $   11,346
                                                     =====================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

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                             Open Plan Systems, Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                     For the Six Months Ended June 30, 2001

                      (in thousands, except per share data)

                                                                             Pro Forma
                                                          Historical (a)    Adjustments                  Pro Forma
Net sales                                                 $   18,002         $   (2,999) (g)            $   15,003
Cost of sales                                                 15,563             (4,140) (g),(h)            11,423
                                                          --------------------------------------------------------
Gross profit                                                   2,439              1,141                      3,580

Operating expenses:
   Amortization of intangibles                                   114               (114) (i)                     -
   Selling and marketing                                       4,639             (1,207) (j)                 3,432
   General and administrative                                  2,286               (141) (j)                 2,145
   Operational restructuring                                   4,725             (4,725) (k)                     -
                                                          --------------------------------------------------------
                                                              11,764             (6,187)                     5,577

                                                          --------------------------------------------------------
Operating loss                                                (9,325)             7,328                     (1,997)

Other (income) expense:
   Interest expense                                              256                                           256
   Gain on disposal of fixed assets                             (260)                                         (260)
   Other, net                                                     (7)                                           (7)
                                                          --------------------------------------------------------
                                                                 (11)                 -                        (11)

                                                          --------------------------------------------------------
Loss before income taxes                                      (9,314)             7,328                     (1,986)

Income tax expense                                                 -                  -                          -

                                                          --------------------------------------------------------
Net loss                                                  $   (9,314)        $    7,328                 $   (1,986)
                                                          ========================================================

Basic and diluted loss per common share                   $    (2.15)        $     1.69                 $    (0.46)
                                                          ========================================================
Diluted weighted average common shares outstanding
                                                               4,338              4,338                      4,338
                                                          ========================================================


See accompanying notes to unaudited pro forma consolidated financial statements.








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

                             Open Plan Systems, Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 2000

                      (in thousands, except per share data)

                                                                                   Pro Forma
                                                          Historical (a)          Adjustments                   Pro Forma
Net sales                                                 $   42,675               $   (6,970) (g)             $   35,705
Cost of sales                                                 33,158                   (6,731) (g),(h)             26,427
                                                          ---------------------------------------------------------------
Gross profit                                                   9,517                     (239)                      9,278

Operating expenses:
   Amortization of intangibles                                   274                     (274) (i)                      -
   Selling and marketing                                       8,144                   (2,323) (j)                  5,821
   General and administrative                                  3,395                     (220) (j)                  3,175
   Arbitration costs                                             142                                                  142
                                                          ---------------------------------------------------------------
                                                              11,955                   (2,817)                      9,138

                                                          ---------------------------------------------------------------
Operating (loss) profit                                       (2,438)                   2,578                         140

Other (income) expense:
   Interest expense                                              446                                                  446
   Other, net                                                     52                                                   52
                                                          ---------------------------------------------------------------
                                                                 498                        -                         498

                                                          ---------------------------------------------------------------
Loss before income taxes                                      (2,936)                   2,578                        (358)

Income tax expense                                             1,571                        -                       1,571

                                                          ---------------------------------------------------------------
Net loss                                                  $   (4,507)              $    2,578                  $   (1,929)
                                                          ===============================================================

Basic and diluted loss per common share                   $    (1.03)              $     0.59                  $    (0.44)
Diluted weighted average common shares
outstanding                                                    4,395                    4,395                       4,395
                                                          ===============================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

                             Open Plan Systems, Inc.
         Notes to Unaudited Pro Forma Consolidated Financial Statements

(a) Represents historical results of operations and balance sheet information derived from financial statements included in the Company's Form 10-K for the fiscal year ended December 31, 2000 and Form 10-Q for the quarter ended June 30, 2001, as applicable.

(b)      Represents  the net cash proceeds from the  disposition  of the Lansing facility assets, the redemption of the outstanding debt under the Industrial Revenue Bonds and the sale of the facility under construction in Lansing, Michigan.

(c)      This   adjustment   reflects  the  effect  of  the  redemption  of  the
         outstanding debt under the Industrial Revenue bonds, using, in part, the cash externally restricted under the bond indenture agreement.

(d) These adjustments eliminate the value of the new facility under construction in Lansing Michigan that was sold, inventory related to the Michigan operations that was sold, and certain trucking equipment that was used by the Lansing Michigan manufacturing facility prior to its closing.

(e) This adjustment eliminates the remaining liability that was accrued as of June 30, 2001 associated with the implementation of the restructuring plan, and primarily consists of severance, legal and accounting fees, and rent on closed sales offices.

(f) This adjustment reflects the loss on the sale of the Michigan operations in excess of the amount recorded as of June 30, 2001.

(g) These adjustments eliminate the historical sales revenue and related cost of sales attributable to the sales offices that were closed as a result of the restructuring plan.

(h) The adjustment to cost of sales also includes the elimination of historical expenses related to the leased remanufacturing facility in Lansing, Michigan closed as a result of the restructuring, which would not have been incurred if the remanufacturing operations had been consolidated into the Richmond, Virginia remanufacturing facility as of January 1, 2000.

(i) This adjustment eliminates the amortization of goodwill related to the 1996 purchase of the remanufacturing business in Lansing, Michigan. The goodwill was written off as of June 30, 2001 as a result of the closing of the facility.

(j) These adjustments eliminate the selling and marketing as well as general and administrative expenses related to closed locations, aside from severance costs recorded as part of the June 30, 2001 restructuring charge, that would not have been incurred had these locations been closed as of January 1, 2001.

                             Open Plan Systems, Inc.
         Notes to Unaudited Pro Forma Consolidated Financial Statements

(k) This adjustment eliminates the restructuring expense incurred and/or accrued in the second quarter of 2001 as a result of the development and implementation of the Company's restructuring plan, as more fully described in the Company's Form 10-Q for the quarter ended June 30, 2001.


























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

(c)      Exhibits.

         2(a)     Purchase Agreement between Company and Ena Drive, L.L.C. dated
August 17, 2001.

                  The Exhibits to the Purchase Agreement are omitted from this filing in accordance with Item 601(b)(2) of Regulation S-K.
                  The Company agrees to supply any omitted Exhibit to the Commission upon receipt of a request by the Commission, subject to the reservation of the Company's right to request confidential treatment as to certain information under the
                  Freedom of Information Act, the Privacy Act and the Commission's confidential treatment rules and regulations, all as in effect at the time of any such request.

                  The omitted Exhibits are as follows:

                  Exhibit A, Legal Description
                  Exhibit B, List of Permitted Exceptions
                  Exhibit C, Covenant Deed
                  Exhibit D, Assignment and Assumption Agreement
                  Exhibit E, Discharge of Construction Lien

         2(b)     Addendum to the Purchase Agreement between the Company and Ena
Drive, L.L.C. dated September 19, 2001.

                  The Exhibit to the Addendum to the Purchase Agreement is omitted from this filing in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to supply the omitted Exhibit to the Commission upon receipt of a request by the Commission, subject to the reservation of the Company's right to request confidential treatment as to certain information under the Freedom of Information Act, the Privacy Act and the Commission's confidential treatment rules and regulations, all as in effect at the time of any such request.

                  The omitted Exhibit is as follows:

                  Exhibit A, Assignment and Assumption Agreement

         99.1     Press release issued by the Company on October 5, 2001.










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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       OPEN PLAN SYSTEMS, INC.
                                            (Registrant)



Date:  October 19, 2001                By: /s/ Thomas M. Mishoe, Jr.
                                           -------------------------------------
                                           Thomas M. Mishoe, Jr.
                                           President and Chief Executive Officer

                                  Exhibit Index
                                  -------------

Exhibit
Number                              Document
------                              --------

2(a) Purchase Agreement between Company and Ena Drive, L.L.C. dated August 17, 2001.

                      The Exhibits to the Purchase Agreement are omitted from this filing in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to supply any omitted Exhibit to the Commission upon receipt of a request by the Commission, subject to the reservation of the Company's right to request confidential treatment as to certain information under the Freedom of Information Act, the Privacy Act and the Commission's confidential treatment rules and regulations, all as in effect at the time of any such request.

                      The omitted Exhibits are as follows:

                      Exhibit A, Legal Description
                      Exhibit B, List of Permitted Exceptions
                      Exhibit C, Covenant Deed
                      Exhibit D, Assignment and Assumption Agreement Exhibit E, Discharge of Construction Lien

2(b) Addendum to the Purchase Agreement between the Company and Ena Drive, L.L.C. dated September 19, 2001.

                      The Exhibit to the Addendum to the Purchase Agreement is omitted from this filing in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to supply the omitted Exhibit to the Commission upon receipt of a request by the Commission, subject to the reservation of the Company's right to request confidential treatment as to certain information under the Freedom of Information Act, the Privacy Act and the Commission's confidential treatment rules and regulations, all as in effect at the time of any such request.

                      The omitted Exhibit is as follows:

                      Exhibit A, Assignment and Assumption Agreement

99.1          Press release issued by the Company on October 5, 2001.